EXHIBIT 23.1



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 covering The 1995 Director Non-Qualified Stock Option Plan of The Leather Factory, Inc. and The 1995 Stock Option Plan of The Leather Factory, Inc. of our report dated February 16, 1996, included in The Leather Factory, Inc.'s Form 10-KSB for the year ended December 31, 1995, and to all references to our firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP
Fort Worth, Texas
June 26, 1996

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